Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2021, relating to the financial statements and financial highlights of Capital Link Global Green Energy Transport and Technology Leaders ETF (formerly, Capital Link NextGen Vehicles & Technology ETF), a series of Exchange Traded Concepts Trust, for the year ended November 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

Chicago, Illinois

December 15, 2021

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2021, relating to the financial statements and financial highlights of Capital Link Global Fintech Leaders ETF (formerly, Capital Link NextGen Protocol ETF), a series of Exchange Traded Concepts Trust, for the year ended November 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
Chicago, Illinois
December 15, 2021

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board